EXHIBIT 5.1
                  OPINION OF ABRAHAMS, KASLOW & CASSMAN



                               July 1, 1997




     SITEL Corporation
     13215 Birch Street
     Omaha, Nebraska  68164


     Gentlemen:

          We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by SITEL Corporation (the "Company") with the Securities and Exchange Commission in connection with the registration of 180,000 shares of the Common Stock, $.001 par value per share, of the Company (the "Shares") under the Securities Act of 1933, as amended.

          We also have examined the Amended and Restated SITEL Corporation 1995 Non-Employee Directors Stock Option Plan (the "Stock Option Plan") incorporated by reference into the Registration Statement and such corporate records, certificates and other documents as we deemed relevant and appropriate.

          It is our opinion that, when sold in accordance with the terms of the Stock Option Plan, the Shares will be legally issued, fully paid and non-assessable.

          We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in Item 5 of the Registration Statement.

                    Very truly yours,


                    ABRAHAMS, KASLOW & CASSMAN